Calculation of Filing Fee Tables
F-4
Zoar Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value $0.0001 per share	Other	8,640,000		$ 56,067,040.00	0.0001381	$ 7,742.86
Fees to be Paid	2	Equity	Ordinary shares, par value $0.0001 per share	Other	170,026,000		$ 415,438,000.00	0.0001381	$ 57,371.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 471,505,040.00		$ 65,114.85
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 65,114.85
Offering Note
[1]	All securities being registered are issued by Zoar Limited, a Cayman Islands exempt company limited by shares ("PubCo"), in connection with the proposed business combination among PubCo, Impact BioMedical Inc., Zoar Nevada Sub, Inc., Zoar Labs Limited, and Kanans Visvanats, as described in the proxy statement/prospectus included in the registration statement to which this filing fee table is attached. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the proxy statement/prospectus. Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee is being calculated based on the maximum aggregate offering price of all the securities listed in the Calculation of Filing Fee table. Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Consists of PubCo Shares to be issued to Impact Shareholders in exchange for their Impact Shares pursuant to the Merger and Share Exchange Agreement. Pursuant to Rule 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the market value of the Impact Shares to be received by PubCo in the Business Combination. Pursuant to Rule 457(c) this is calculated as the product of the number of Impact Shares being exchanged in the Business Combination multiplied by the market price of an Impact Share. As of September 8, 2026, the maximum aggregate offering price was equal to $56,067,040 , which is the product of (a) $0.52 (the average of the high ($0.53) and low ($0.50) trading prices of Impact Shares on the NYSE American on September 8, 2026, a date within five business days prior to the initial filing of this registration statement), multiplied by (b) 107,821,231 Impact Shares outstanding on September 8, 2026.

[2]	All securities being registered are issued by Zoar Limited, a Cayman Islands exempt company limited by shares ("PubCo"), in connection with the proposed business combination among PubCo, Impact BioMedical Inc., Zoar Nevada Sub, Inc., Zoar Labs Limited, and Kanans Visvanats, as described in the proxy statement/prospectus included in the registration statement to which this filing fee table is attached. Capitalized terms used but not defined in this filing fee table have the respective meanings given to them in the proxy statement/prospectus. Pursuant to Rule 457(o) promulgated under the Securities Act, the registration fee is being calculated based on the maximum aggregate offering price of all the securities listed in the Calculation of Filing Fee table. Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00013810. Consists of (i) 167,976,000 PubCo Shares to be issued to the Zoar Shareholders, (ii) 22,000 PubCo Shares to be issued to Chief Executive Officer of Impact, (iii) 228,000 PubCo Shares to be issued to DSS, and (iv) 1,800,000 PubCo Shares to be issued to BMI Capital International LLC, in each case pursuant to the Merger and Share Exchange Agreement. Pursuant to Rule 457(f)(2) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the aggregate book value of the Zoar Shares that will be exchanged for PubCo Shares in the Business Combination. This is computed to be $415,438,000 based on the consolidated financial statements of Zoar Lab Limited and Subsidiaries as of March 31, 2026, the latest practicable date prior to the filing of the registration statement to which this filing fee table is attached.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date